Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Plastec Technologies Ltd., and that this Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 23, 2012

CATHAY PLASTIC LIMITED

By:		/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

CATHAY CAPITAL HOLDINGS, L.P.

By:		Cathay Master GP, Ltd., its general partner

	By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

CATHAY MASTER GP, LTD.

By:		/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Director

NEW CHINA CAPITAL MANAGEMENT, LP

By:		NCCM, LLC, its general partner

	By:	/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Member

NCCM, LLC

By:		/s/ Paul S. Wolansky
Name: Paul S. Wolansky
Title: Member

TAM CHINA, LLC

By:		/s/ S. Donald Sussman
Name: S. Donald Sussman
Title: Member

S. DONALD SUSSMAN

/s/ S. Donald Sussman

PAUL S. WOLANSKY

/s/ Paul S. Wolansky